EXHIBIT 10.2

SECURED PROMISSORY NOTE

$20,000,000	December 21, 2006

For value received, EAR Capital I, LLC, a Delaware limited liability company having a mailing address at 707 Westchester Avenue, Suite L-7, White Plains, New York  10604 (hereinafter referred to as “Borrower”), hereby promises to pay to the order of Sheridan Asset Management, LLC, having a mailing address of 1025 Westchester Avenue, Suite 311, White Plains, New York  10604-3508 (hereinafter referred to as “Lender”), the principal amount of Twenty Million Dollars ($20,000,000) (or, if less, then the aggregate principal amount of loans received under the Loan Agreement (as defined below)) in lawful money of the United States of America, together with Fixed Interest on the advanced but unpaid principal balance, all in accordance with the terms set forth herein and in that certain Master Loan and Servicing Agreement dated as of December 21, 2006 (the “Loan Agreement”), by and among Borrower, DRV Capital, LLC, a Delaware limited liability company and an Affiliate of Borrower, Debt Resolve, Inc., a Delaware corporation and the indirect parent of Borrower, and Lender. Reference is hereby made to the Loan Agreement, the terms and conditions of which are incorporated herein by reference as fully and with the same effect as if set forth herein at length. All capitalized terms not otherwise defined herein have the respective meanings contained in the Loan Agreement. Reference is also hereby made to the Security Agreement described in the Loan Agreement for a more complete description of certain Collateral, a statement of certain covenants and agreements, a statement of the rights and remedies and securities afforded thereby, and all other matters contained therein. This Secured Promissory Note is entitled to the benefit of the Loan Agreement and the Security Agreement.

Borrower and all endorsers and guarantors jointly and severally waive presentments, demand, protest, and notice (except such notice as is required under the Loan Documents) of any kind.

This Secured Promissory Note shall be governed by, and construed, interpreted and enforced in accordance with, the internal laws of the State of New York, without reference to any of its conflict-of-law rules.

Time is of the essence of this Secured Promissory Note and each of the provisions hereof.

IN WITNESS WHEREOF, Borrower has executed this Secured Promissory Note as of the date and year first above written.

EAR CAPITAL I, LLC

By:
Name: Title